Exhibit 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Current Report on Form 8-K of Keystone Financial, Inc. of our report dated March 1, 1996, with respect to the consolidated financial statements of Financial Trust Corp and subsidiaries as of December 31, 1995, and for each of the two years in the period then ended included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                          Ernst & Young LLP



Harrisburg, Pennsylvania
June 10, 1997


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